SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549



                                        FORM 8-K

                                     CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (date of earliest event reported):  September 23, 1994

                             Security Capital Bancorp
               (Exact name of registrant as specified in its charter)



      North Carolina                      0-12359                56-1354694
(State or other jurisdiction            (Commission             (IRS Employer
    of incorporation)                   File Number)        Identification No.)

                                 507 West Innes Street
                                  Post Office Box 1387
                            Salisbury, North Carolina 28145-1387
                          (Address of principal executive offices)



    Registrant's telephone number, including area code:  (704) 636-3775


                                         N/A
           (Former name or former address, if changed since last report)


                                          FINANCIAL STATEMENT INDEX ON PAGE 7
                                          PAGE 1 OF 104

    Item 1.  Changes in Control of Registrant
            Not Applicable

    Item 2.  Acquisition or Disposition of Assets
            As previously disclosed on Form 8-K, Security Capital Bancorp ("SCBC") acquired all of the outstanding stock of First Federal Savings and Loan Association of Charlotte ("FFC") on September 23, 1994, and on that day, FFC was converted to an interim commercial bank and merged into Security Bank and Trust Company (renamed "Security Capital Bank"), a commercial bank subsidiary of SCBC. FFC was a wholly-owned subsidiary of Fairfield Communities, Inc., Little Rock, Arkansas. See Item 7 below.

    Item 3.  Bankruptcy or Receivership
            Not Applicable.

    Item 4.  Changes in Registrant's Certifying Accountant
            Not Applicable.

    Item 5.  Other Events
            See Item 2 above.

    Item 6.  Resignations of Registrant's Directors
            Not Applicable.

    Item 7.  Financial Statements and Exhibits
            (a) The following financial statements and pro forma financial information are filed with this Report on Form 8-K:

            (1) Audited consolidated financial statements of FFC and Subsidiaries are included at pages 9 et seq. and schedules adjusting the audited consolidated financial statements of FFC for assets excluded from the acquisition by SCBC are included therein.

            (2) Unaudited interim consolidated financial statements of FFC and Subsidiaries as of June 30, 1994 and for the six-month periods ended June 30, 1994 and 1993 are included at pages 73 et seq. and schedules adjusting the unaudited interim financial statements for assets excluded from the acquisition by SCBC are included therein.

            (3) Pro Forma Combined Condensed Statements of Income for SCBC for the nine months ended September 30, 1994 and the year ended December 31, 1994 are included at pages 95 et seq.

    Item 8.  Change in Fiscal Year
            Not Applicable.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SECURITY CAPITAL BANCORP


Date:  December 5, 1994         By:      s/ David B. Jordan
                                            David B. Jordan, Vice Chairman and
                                            Chief Executive Officer

                                                     FINANCIAL STATEMENT INDEX


    Financial Statements                                                        Sequential Page No.
    (a)(1)  Audited Consolidated Financial Statements of
            First Federal Savings and Loan Association of
            Charlotte and Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

    (a)(2)  Unaudited Interim Consolidated Financial
            Statements of First Federal Savings and Loan
            Association of Charlotte and Subsidiaries
            for the Six-Month Periods ended June 30, 1994
            and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73

    (b)     Pro Forma Condensed Statements of Income
            for Security Capital Bancorp for the Nine Months
            Ended September 30, 1994 and the Year Ended
            December 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .95

                          Financial Statements
                                 (a)(1)

                              Consolidated Financial Statements

                                First Federal Savings and Loan
                          Association of Charlotte and Subsidiaries

                            Year ended December 31, 1993, Six Month
                       Periods ended December 31, 1992 and June 30, 1992
                             and the year ended December 31, 1991
                               with Report of Independent Auditors

                          First Federal Savings and Loan
                     Association of Charlotte and Subsidiaries


                         Consolidated Financial Statements

                 Year ended December 31, 1993, Six Month Periods
                 Ended December 31, 1992 and June 30, 1992 and the
                        Year ended December 31, 1991




                      Contents


Report of Independent Auditors                               1

Audited Consolidated Financial Statements

Consolidated Balance Sheets                                  2
Consolidated Statements of Operations                        3
Consolidated Statements of Stockholder's Equity              4
Consolidated Statements of Cash Flows                        5
Notes to Consolidated Financial Statements                   7

                     Report of Independent Auditors



The Board of Directors
First Federal Savings and Loan Association of Charlotte and Subsidiaries

We have audited the accompanying consolidated balance sheets of First Federal Savings and Loan Association of Charlotte and subsidiaries, a wholly owned subsidiary of Fairfield Communities, Inc., as of December 31, 1993 and 1992 (reorganized company), and the related consolidated statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1993 (reorganized company) and the six month periods ended December 31, 1992 (reorganized company) and June 30, 1992 (prior to parent company reorganization) and for the year ended December 31, 1991 (prior to parent company reorganization). These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Federal Savings and Loan Association of Charlotte and subsidiaries at December 31, 1993, and 1992 (reorganized company), and the consolidated results of their operations and their cash flows for the year ended December 31, 1993 (reorganized company) and the six month periods ended December 31, 1992 (reorganized company) and June 30, 1992 (prior to parent company reorganization) and for the year ended December 31, 1991 (prior to parent company reorganization) in conformity with generally accepted accounting principles.

                             (Signature of Ernst & Young)
                             (Signature of Ernst & Young LLP)


February 3, 1994

                       First Federal Savings and Loan
                  Association of Charlotte and Subsidiaries


                         Consolidated Balance Sheets
              (Dollars in thousands, except par value amounts)



                                                                    Reorganized Company
                                                                December 31        December 31
                                                                    1993              1992
Assets
Cash and amounts due from depository institutions                 $  3,673         $  3,882
Interest bearing deposits                                           10,332           32,004
Federal funds sold                                                     200              200
Cash and cash equivalents                                           14,205           36,086
Investment securities (market value:
  1993--$51,246; 1992--$19,504)                                     51,284           19,446
Mortgage-backed securities (market value:
  1993--$25,342; 1992--$31,961)                                     25,424           32,310
Loans, net                                                         208,575          239,528
Real estate owned, net                                              15,322           20,846
Property and equipment                                               3,536            3,433
Accrued interest receivable, net                                     1,963            2,386
Other assets                                                        10,846            9,852

Total assets                                                      $331,155         $363,887

Liabilities and stockholder's equity
Savings deposits                                                  $276,672         $298,640
Advances from Federal Home Loan Bank                                20,907           35,127
Advances by borrowers for taxes and insurance                          298              327
Accounts payable and accrued expenses                                1,848            1,795
Income taxes payable                                                 2,896            2,346
Total liabilities                                                  302,621          338,235


Stockholder's equity:
Common stock, $.01 par value; authorized--
  12,500,000 shares; issued and outstanding--
  200,000 shares                                                         2                2
Additional paid-in capital                                          23,962           23,962
Retained earnings                                                    4,570            1,688
Total stockholder's equity                                          28,534           25,652

Total liabilities and stockholder's equity                        $331,155         $363,887

       See accompanying notes to consolidated financial statements.

                        First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

                      Consolidated Statements of Operations
                              (Dollars in thousands)

                                                                                                Prior to Parent
                                               Reorganized Company                         Company Reorganization
                                                               Six Months               Six Months
                                              Year ended         ended                    ended           Year ended
                                             December 31      December 31                June 30          December 31
                                                  1993            1992                     1992               1991
Interest income
Loans, including fees                     $        18,999    $        11,628     $        14,999    $        34,265
Investment and mortgage-backed
  securities                                        3,482              2,178               3,008              7,221
Other                                                 345                168                 193                401
Total interest income                              22,826             13,974              18,200             41,887

Interest expense
Savings deposits                                   11,609              6,275               9,841             25,146
Borrowings                                          1,496                778               1,962              5,880
Total interest expense                             13,105              7,053              11,803             31,026
Net interest income                                 9,721              6,921               6,397             10,861
Provision for loan losses                             125                378                   4              5,034
Net interest income after provision
  for loan losses                                   9,596              6,543               6,393              5,827

Other income
Service charges on deposit accounts                   694                333                 359                684
Gain on sale of loans                                 518                340                  56                718
Other                                               2,135                404                 361              1,326
                                                    3,347              1,077                 776              2,728

Other expense
Compensation and benefits                           3,344              1,548               1,535              3,074
Occupancy                                           1,420                896                 770              1,513
Other                                               4,079              2,183               2,074              5,020
                                                    8,843              4,627               4,379              9,607
Income (loss) before income taxes                   4,100              2,993               2,790             (1,052)
Provision for income taxes                          1,218              1,305               1,012              1,398

Net income (loss)                         $         2,882    $         1,688     $         1,778    $        (2,450)

         See accompanying notes to consolidated financial statements.

                             First Federal Savings and Loan
                       Association of Charlotte and Subsidiaries

                    Consolidated Statements of Stockholder's Equity
                                (Dollars in thousands)



                                                           Additional           Retained
                                           Common            Paid-In            Earnings
                                            Stock            Capital           (Deficit)            Total
Prior to Parent Company
   Reorganization
Balance at January 1, 1991              $          2     $        33,623    $      (11,767)    $        21,858
Net loss                                          --                  --            (2,450)             (2,450)
Balance at December 31, 1991                       2              33,623           (14,217)             19,408
Net income                                        --                  --             1,778               1,778

Fresh start valuation                             --              (9,661)           12,439               2,778
Balance at June 30, 1992                           2              23,962                --              23,964


Reorganized Company
Balance at June 30, 1992                           2              23,962                --              23,964

Net income                                        --                  --             1,688               1,688
Balance at December 31, 1992                       2              23,962             1,688              25,652
Net income                                        --                  --             2,882               2,882

Balance at December 31, 1993            $          2     $        23,962    $        4,570     $        28,534


         See accompanying notes to consolidated financial statements.

                             First Federal Savings and Loan
                        Association of Charlotte and Subsidiaries


                           Consolidated Statements of Cash Flows
                                  (Dollars in thousands)

                                                                                        Prior to Parent
                                                   Reorganized Company              Company Reorganization
                                                              Six Months       Six Months
                                                Year ended       ended           ended           Year ended
                                                December 31   December 31       June 30           December 31
                                                    1993        1992              1992               1991
Operating activities
Net income (loss)                         $         2,882    $  1,688     $         1,778    $       (2,450)
Adjustments to reconcile net
  income (loss) to net cash provided
  by operating activities:
     Provision for loan losses                        125         378                   4             5,034
     Provision for depreciation
        and amortization                              432         295                 266               465
     Provision for deferred income
        taxes                                          --         698                 256               354
     Amortization of fresh start
        premiums                                      586        (761)                 --                --
     Amortization of  purchased
        mortgage servicing rights                     101          70                  70               182
     Realized gain on sales of loans                (518)        (340)                (56)             (718)
     Changes in operating assets and
        liabilities, net                            5,217       1,354               4,350            12,326
Net cash provided by operating activities           8,825       3,382               6,668            15,193

Investing activities
Increase in loans, net of sales                  (20,170)     (10,051)               (414)           (4,930)
Proceeds from sales of loans                       49,887      27,664              19,723            19,300
Purchases of property and equipment                 (661)        (169)               (146)           (1,415)
Proceeds from sale of property and equipment         321           --                  --                --
Purchase of investment securities                 (45,333)      (3,507)             (8,472)           (8,016)
Maturities and payments of investment
  securities                                       13,495       2,880               3,445             1,500
Purchases of mortgage-backed securities          (14,061)      (1,320)             (1,025)           (5,202)
Payments on mortgage-backed securities             19,826       9,630               8,140             7,098
Proceeds from sales of mortgage-backed
  securities                                           --          --                  --            10,130
Net cash provided by investing activities           3,304       25,127              21,251           18,465

                                                                          5

                         First Federal Savings and Loan
                    Association of Charlotte and Subsidiaries


                Consolidated Statements of Cash Flows (Continued)
                              (Dollars in thousands)

                                                                                       Prior to Parent
                                                Reorganized Company                Company Reorganization
                                                             Six Months       Six Months
                                            Year ended         ended            ended             Year ended
                                            December 31     December 31        June 30           December 31
                                                  1993         1992              1992               1991
Financing activities
Advances from Federal Home Loan Bank      $         8,500    $ 21,000     $           330    $        41,500
Repayment of Federal Home Loan Bank
  advances                                       (22,500)     (30,000)            (23,000)           (57,022)
Net increase (decrease) in demand deposits,
  NOW accounts, and savings deposits                5,072       2,015               5,989             (1,884)
Net decrease in certificates of deposit          (25,082)     (17,266)            (17,552)           (10,473)
Net cash used by financing activities            (34,010)     (24,251)            (34,233)           (27,879)

Increase (decrease) in cash and cash
  equivalents                                    (21,881)       4,258             (6,314)              5,779
Cash and cash equivalents at beginning
  of period                                        36,086      31,828              38,142             32,363

Cash and cash equivalents at end of period    $    14,205    $ 36,086      $       31,828           $ 38,142

             See accompanying notes to consolidated financial statements.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

                  Notes to Consolidated Financial Statements
                             December 31, 1993

1. Principles of Consolidation and Reorganization

The consolidated financial statements include the accounts of First Federal Savings and Loan Association of Charlotte (the Association) and its wholly-owned subsidiaries. The Association provides banking services to customers who are primarily located in Richmond, Montgomery, Mecklenburg, and contiguous counties in the state of North Carolina. The Company is a wholly-owned subsidiary of Fairfield Communities, Inc. (Fairfield). All significant intercompany accounts and transactions have been eliminated in consolidation.

In 1990, Fairfield and twelve wholly-owned subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Several other subsidiaries of Fairfield were not part of the Chapter 11 filings, including the Association. On August 14, 1992, the Bankruptcy Court confirmed the reorganization plans (the "Plans").

Fairfield has implemented, as of June 30, 1992, the recommended accounting for entities emerging from reorganization set forth in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") issued by the American Institute of Certified Public Accountants ("Fresh Start Reporting"). Accordingly, assets and liabilities of Fairfield and the Association were adjusted to reflect their estimated fair values and the accumulated retained deficit was eliminated.


The consolidated balance sheets as of December 31, 1993 and 1992, the consolidated statement of operations for the year ended December 31, 1993 and the six months ended December 31, 1992 and the consolidated statements of stockholder's equity and cash flows for the same periods have been prepared as if the Association is a new reporting entity. Therefore, a black line has been shown to separate these periods from the prior period information since the information has not been prepared on a comparable basis.

Unamortized premiums related to recording interest bearing assets and liabilities at their fair market values as part of fresh start are as follows (dollars in thousands):

                                                                                  Amount
                                                                      December 31      December 31
                                                                          1993                1992

    Premium applied to:
      Mortgage-backed securities                                   $             511   $   1,632
      Loans                                                                    3,166       4,743
      Deposits                                                                 1,820       3,712
      Advances from the Federal
         Home Loan Bank                                                           77         297

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


1. Principles of Consolidation and Reorganization (continued)

The premiums are being amortized over the estimated remaining average contractual lives of the related assets and liabilities utilizing the interest method of amortization and giving consideration to the estimated prepayment speeds and actual prepayment experience of the various loans and securities.

The net effect on income, before income taxes, of the amortization of premiums related to the fresh start adjustments was a decrease in income of $586,000 for the year ended December 31, 1993 and an increase of income of $761,000 for the six months ended December 31, 1992.


2. Summary of Significant Accounting Policies

Investment and Mortgage-Backed Securities

Investment and mortgage-backed securities are stated at cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Gains or losses on the sale of these securities are recognized using the specific identification method at the time of sale. Management has the intent and the Association has the ability to hold these securities to maturity.


The fair values for investments and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair values based on quoted market prices of comparable instruments are used.

In May 1993 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 115," Accounting for Certain Investments in Debt and Equity Securities". The new statement supersedes FASB Statement No. 12, "Accounting for Certain Marketable Securities", and generally replaces the long-standing historical cost accounting approach to debt securities with one based on fair value. The Association will implement FAS 115 during 1994. Management believes the effect of adopting FAS 115 will not be significant.


Loans

For real estate construction loans, which have a weighted average maturity of less than one year, fair value approximates the carrying value. The fair values for real estate mortgage and consumer and other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality and prepayment rates published by the Federal Home Loan Bank. The estimated fair values of

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Loans (continued)

timeshare  and  lots  contract  receivables  purchased  from  Fairfield
approximated   their  carrying  amounts  based  on  prior  year  third-party valuations and consideration of market rate fluctuations since that time. The carrying amount of accrued interest approximates its fair value.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses charged against income.


Real Estate Owned

Real estate owned includes property acquired for development or sale, acquired in settlement of loans or through in-substance foreclosures. Real estate is generally considered foreclosed in-substance when: (1) the debtor has little or no equity in the real estate as compared to the current fair market value of the property, (2) proceeds for repayment of the loan can be expected to come only from the operation or the sale of the real estate, and
(3) the debtor has either: (a) formally or effectively abandoned control of the real estate to the Association or (b) retained control of the real estate but, because of the current financial condition of the debtor or the economic prospects for the debtor and/or the real estate in the foreseeable future, it is doubtful that the debtor will be able to rebuild equity in the real estate or otherwise repay the loan in the foreseeable future. Real estate acquired for development or sale or in settlement of loans and properties classified as in-substance foreclosures are recorded at the lower of cost or estimated fair value at the date of acquisition. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses.

Other investments in real estate are stated at the lower of cost or estimated fair value. These investments are reviewed regularly and valuation allowances are established when recorded values exceed estimated fair values. Interest charges during the period of construction, development or improvements, if applicable, are capitalized. After construction or improvements are complete, interest charges are expensed as a period cost. Loans aggregating approximately $1,767,000 in 1993 and $5,064,000 and $1,592,000 during the six months ended December 31, 1992 and June 30, 1992, respectively and $15,357,000 during 1991, were transferred to real estate owned.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies  (continued)

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed principally by the straight-line method based on the estimated useful lives of the assets. Leasehold improvements are amortized by the straight-line method over the terms of the related leases.

Revenue Recognition


Interest on loans is accrued and credited to operations based upon the principal amount outstanding. The Association provides an allowance for loss for uncollected interest when a loan becomes 90 days past due as to principal or interest or when, in management's opinion, there is doubt as to the collectibility of the interest. Such interest ultimately collected is credited to income in the period of recovery.


Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Association is generally amortizing these amounts over the contractual life of the related loans using the interest method. Commitment fees based on a percentage of a customer's unused line of credit and fees related to stand-by letters of credit are recognized over the commitment period.

Loan Servicing Income

The Association retains a servicing fee for servicing loans sold to investors. The servicing fee is accrued and credited to operations based upon the principal amount outstanding. From time to time the Association may sell portions of its servicing portfolio. Gains, if any, on such sales are recognized at the time of sale.

Income Taxes


The Association and its subsidiaries file a consolidated federal income tax return with Fairfield. The Association qualifies as a savings and loan for tax purposes.

The Association adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," issued by the Financial Accounting Standards Board as of June 30, 1992 as part of the reorganization; therefore, no cumulative effect adjustment to operations has been recorded. Under the accounting method specified by SFAS 109, a deferred tax asset or liability is recognized based on the estimated future tax effects attributable to temporary differences and carryforwards. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies  (continued)

Cash and Cash Equivalents

The Association considers federal funds sold, interest bearing deposits with other financial institutions, as well as all other highly liquid investment securities with a maturity of three months or less when purchased to be cash equivalents. Federal funds are generally purchased and sold for one-day periods.

The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.


Advances from Federal Home Loan Bank

The fair values of advances from the Federal Home Loan Bank are estimated using discounted cash flow analyses based on rates currently available to the Association for advances with similar terms and remaining maturities.


Savings Deposits

The fair values disclosed for demand deposits, passbook and statement savings, and money market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).

Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates in the Association's market area to a schedule of aggregated expected monthly maturities of such deposits.

Off-Balance-Sheet Instruments


Fair values for the Association's off-balance-sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties credit standing.

Reclassifications


Certain reclassifications have been made in the 1992 and 1991 financial statements to conform with classifications used as of December 31, 1993.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

3. Liquidity Requirements

In order to meet regulatory liquidity requirements, the Association maintained cash balances of approximately $13.8 million and $16 million as of December 31, 1993 and 1992, respectively, with the Federal Home Loan Bank.


4. Investments in Debt Securities

The amortized cost and estimated fair values of investments in debt securities at December 31 are as follows (dollars in thousands):


                                                                        1993
                                                                 Gross               Gross            Estimated
                                             Amortized       Unrealized          Unrealized              Fair
                                               Cost               Gains              Losses              Value
United States Treasury
   Securities                         $         5,519    $            51     $            _      $         5,570

Securities of United States
   Government agencies
   and corporations                            45,247                184               (274)             45,157
Other investment securities                       518                  1                  _                  519
                                               51,284                236               (274)             51,246
Mortgage-backed securities                     25,424                  _                 (82)             25,342


                                      $        76,708    $           236     $         (356)    $        76,588

                                                                        1992
                                                              Gross                  Gross         Estimated
                                         Amortized       Unrealized             Unrealized              Fair
                                           Cost               Gains                 Losses             Value

United States Treasury
   Securities                      $         3,002    $          40     $             _          $   3,042
Securities of United States
   Government agencies
   and corporations                         15,845               27                 (9)             15,863
Other investment securities                    599                _                   _                599

                                            19,446               67                 (9)             19,504
Mortgage-backed securities                  32,310                _               (349)             31,961

                                      $     51,756       $       67     $         (358)    $        51,465

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

4. Investments in Debt Securities (continued)

The amortized cost and estimated fair value of debt securities at December 31, 1993, by contractual maturity, are shown below (dollars in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                          Estimated
                                                                       Amortized             Fair
                                                                         Cost               Value
Due in one year or less                                             $           500    $           503
Due after one year through five years                                        35,605             35,592
Due after five years through ten years                                        8,295              8,288
Due after ten years                                                           6,884              6,863
                                                                             51,284             51,246
Mortgage-backed securities                                                   25,424             25,342

                                                                   $         76,708        $    76,588

The Association has pledged investment securities with book values of approximately $3,117,000 and $2,275,000 to secure deposits of state and municipal agencies at December 31, 1993 and 1992, respectively.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


5. Loans

Loans consist of the following (dollars in thousands):

                                                                        Estimated
                                                                       Fair Value
                                                  December 31           December 31            December 31
                                                      1993                 1993                     1992
   Real estate--construction                   $           8,074    $           8,074    $           8,379
   Real estate--mortgage                                 141,043              143,366              149,780
   Contract receivables purchased
      from Fairfield:
       Timeshare                                          44,749               44,749               61,029
       Lots                                                7,798                7,798               11,885
   Consumer and other                                      9,780                9,780               10,236
                                                         211,444              213,767              241,309
   Less:

      Loans-in-process                                   (2,510)              (2,510)              (2,140)
      Fresh start valuation adjustment                     3,166                   _                  4,743
      Deferred loan fees and discounts                     (127)                   _                  (136)
                                                         211,973              211,257              243,776

   Less allowance for loan losses
      (see Notes 12, 14 and 17)                          (3,398)                    _               (4,248)

                                               $         208,575    $         211,257    $         239,528

The Association services loans for investors, which are not included in the accompanying financial statements. The total amount of these loans was approximately $137,800,000 and $125,500,000 at December 31, 1993 and 1992,
respectively.
                                                                            14

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


5. Loans (continued)

The following table presents information concerning the aggregate amount of nonperforming loans (dollars in thousands):


                                                                    December 31          December 31
                                                                       1993                 1992
Nonaccrual loans                                                    $     4,614        $       7,411
Restructured loans                                                        5,547                7,530
Interest income that would have been
    recorded under original terms:
       Nonaccrual loans                                                     498                  548
       Restructured loans                                                   604                  755
Interest income recorded during the period:
    Nonaccrual loans                                                         54                  288
    Restructured loans                                                      468                  605

The following is an analysis of the allowance for loan losses (dollars in thousands):

                                               December 31      December 31        June 30        December 31
                                                   1993             1992             1992            1991
   Balance at beginning of period            $        4,248   $        5,678   $         7,978   $       5,927
   Provision for loan losses (see Note 11)              125              378                 4           5,034
   Loans charged-off, net                             (975)          (1,808)           (2,304)         (2,983)

   Balance at end of period                  $        3,398   $        4,248   $         5,678   $       7,978

Loans and mortgage-backed securities aggregating approximately $36,235,000 and $72,800,000 at December 31, 1993 and 1992, respectively, were pledged as collateral for advances from the Federal Home Loan Bank.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



6. Real Estate Owned

Real estate owned consists of the following (dollars in thousands):


                                                                       December 31       December 31
                                                                           1993                 1992

Acquired for development and sale                                   $         238        $     1,000
Acquired in settlement of loans                                            15,084             19,846

                                                                    $      15,322        $    20,846

Included in real estate owned is $1.6 million of timeshare and lot contracts receivable greater than 90 days delinquent, since these contracts receivable meet the in-substance foreclosure criteria. In addition, the Association has acquired $2.8 million of timeshare and lot inventory located at various Fairfield sites related to respective contracts receivable which have canceled. The Association has reduced its carrying value in these amounts by an allowance totaling $1.8 million which represents amounts applied in accordance with the Tax Sharing Agreement (See Note 11). $620,000 and
$1,173,000 were applied to the defaulted contracts in accordance with the Tax Sharing agreement for the years ended December 31, 1993 and 1992, respectively.


The Association had net revenue relating to real estate owned of approximately $582,400 for the year ended December 31, 1993 and $120,100 for the six months ended June 30, 1992, and net expenses of approximately $44,800 and $240,000 for the six months ended December 31, 1992 and for the year ended December 31, 1991, respectively.

7. Accrued Interest Receivable


Accrued interest receivable consists of the following (dollars in thousands):


                                                                       December 31       December 31
                                                                           1993                 1992

Loans                                                               $        2,409       $     2,723
Investment and mortgage-backed securities                                      691               633
Allowance for losses on uncollected interest                                (1,137)             (970)

                                                                    $        1,963        $    2,386

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)




8. Savings Deposits

Savings deposits and related weighted average rates consist of the following at December 31 (dollars in thousands):


                                                      1993                                    1992
                                                    Weighted        Estimated                      Weighted
                                                     Average          Fair                          Average
                                     Balance          Rate            Value         Balance          Rate
NOW demand accounts               $      18,532        1.97%      $      18,532  $      16,238       2.80%
Passbook and statement
   accounts                              13,853        2.54              13,853         13,975       3.05


Money market accounts                    40,359        2.89              40,359         39,352       3.60
Certificate accounts:
   90 days or less                        4,144        4.76                              5,329       5.13
   6 months                              34,232        3.42                             44,519       3.97
   1 year                                66,411        4.48                             72,277       5.33
   2-3 years                             20,353        5.44                             16,447       5.98
   4 years and longer                    38,321        7.80                             32,670       8.34
   Jumbos                                38,647        5.71                             54,121       6.10
                                        202,108                         205,922        225,363
                                        274,852        4.56%            278,666        294,928       5.15%
Fresh start valuation
   premium                                1,820                               _           3,712


Total savings deposits            $     276,672                   $     278,666  $     298,640


A summary of certificate accounts by maturity at December 31, 1993 is as follows (dollars in thousands):

         Year ending December 31:
         1994                              $       143,644
         1995                                       29,802
         1996                                        7,961
         Thereafter                                 20,701

                                           $       202,108

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)





8. Savings Deposits (continued)

Interest expense on savings deposits consists of the following components for the periods ended (dollars in thousands):


                                                                          Six Months        Six Months
                                                       Year ended           ended              ended         Year ended
                                                       December 31       December 31          June 30        December 31
                                                          1993               1992              1992             1991

                    Passbook and statement accounts      $           415     $   259    $           255      $       566
                    NOW and money market accounts                  1,689         852              1,054            2,364
                    Certificate accounts                           9,505       5,164              8,532           22,216

                                                         $        11,609     $ 6,275    $         9,841      $    25,146

At December 31, 1993 and 1992, the Association held approximately $1.7 and $2.3 million, respectively, of brokered deposits, which generally mature within one year.

9. Advances from Federal Home Loan Bank

At December 31, 1993, advances from the FHLB consist of the following, summarized by maturity (dollars in thousands):


                                                                         Weighted
                                                                         Average
                                                   Balance                 Rate             Fair Value
   Year ending December 31:

      1994                                     $          10,000            5.46     $          10,166
      1995                                                 2,000            4.74                 2,023
      1996                                                 5,500            5.03                 5,573
      1997                                                 3,000            5.62                 3,041
      Thereafter                                             330            5.69                   302
                                                          20,830            5.18                21,105

   Fresh start valuation premium                              77                                    _

                                               $          20,907                    $          21,105

Management anticipates that the advances from the FHLB maturing during 1994 will be renewed to the extent they are not paid.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



10. Retirement Plan

The Association has a defined contribution retirement plan which covers all eligible employees who attain the age of twenty-one and have more than one thousand hours of service in each plan year. The Association's policy is to fund costs accrued. Contributions to the plan by the Association are determined based on a percentage of participants' compensation, as defined, for the plan year. Retirement expense for the year ended December 31, 1993 and for the six months ended December 31, 1992 and June 30, 1992 was $237,434, $172,317 and $90,599, respectively, and $319,739 for the year ended December 31, 1991.


11. Income Taxes

Components of the provision for income taxes are as follows (in thousands):




                                                  Six Months           Six Months
                             Year ended              ended                ended            Year ended
                             December 31          December 31            June 30           December 31
                                 1993                 1992                 1992              1991
    Current:
      Federal             $             837    $             574    $             723    $         1,037
      State                               4                   33                   33                  7

   Total                                841                  607                  756              1,044

   Deferred:
      Federal                           301                  607                  222                358
      State                              76                   91                   34                (4)
   Total                                377                  698                  256                354


   Total                  $           1,218    $           1,305    $           1,012    $         1,398

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)





11. Income Taxes (continued)

Components of the variance between taxes computed at the expected federal statutory income tax rate and the provision for income taxes are as follows (in thousands):


                                                      Six Months           Six Months
                                   Year ended            ended                ended              Year ended
                                   December 31        December 31            June 30             December 31
                                      1993                1992                 1992                  1991
   Statutory tax provision
      (benefit)                   $       1,394    $           1,018    $             949       $        (358)
   State income taxes, net
      of federal benefit                     53                   82                   44                   _
   Bad debt deduction                         _                    _                  (38)              1,343
   Other                                   (229)                 205                   57                 413


   Provision for income
      taxes                       $       1,218    $           1,305    $           1,012       $       1,398

The components of the provision for deferred income taxes are as follows (in thousands):


                                                      Six Months           Six Months
                                   Year ended            ended                ended               Year ended
                                   December 31        December 31            June 30             December 31
                                      1993                1992                 1992                  1991
   Bad debt expense               $         912    $             476    $               _        $         354
   Purchase accounting
      amortization                        (468)                 (60)                 (59)                    _

   Fresh start amortization               (229)                   86                    _                   _
   Deferred fees                            (4)                   37                   74                 (25)
   Other                                    166                  159                  241                   25
                                  $         377    $             698    $             256       $          354

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



11. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):


                                                                           Six Months            Six Months
                                                      Year ended              ended                 ended
                                                      December 31          December 31             June 30
                                                          1993                 1992                  1992

    Deferred tax liabilities:
       Book asset adjustment for
           fresh start                             $             698    $        927     $             841
       Purchase accounting - basis
           adjustment                                            577           1,045                 1,105

       FHLB stock                                                432             298                   227
       Basis in partnerships                                     203             203                   214
       Other                                                      64           1,402                 1,303
    Total deferred tax liabilities                             1,974           3,875                 3,690

    Deferred tax assets:
       Loan loss reserve                                       3,266           4,177                 4,653
       Deferred revenue                                          118             114                   151
    Total deferred tax assets                                  3,384           4,291                 4,804

    Valuation allowance for deferred
       tax assets                                            (1,885)          (1,885)               (1,885)
    Net deferred tax assets                                    1,499           2,406                 2,919


    Net deferred tax liabilities                   $             475    $      1,469     $             771

For tax reporting purposes the Association is allowed a special bad debt deduction computed under the percentage of taxable income (PTI) method or the experience method (which may be computed using the six year moving
average  or  the    "fill  up method"), whichever is more beneficial. The PTI
method generally is limited to approximately 8 percent of taxable income, subject to certain limitations based on aggregate loan and savings account balances at the end of the year. If the PTI method is elected, actual losses are not deductible. Under the experience method, the Association's bad debt deduction is computed based on actual loan losses.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



11.  Income Taxes (continued)

Effective June 1, 1989, the Association entered into a tax sharing agreement (the "tax sharing agreement") with Fairfield which provides that the Association will remit to Fairfield, an amount equal to the estimated federal income taxes for which the Association would have been liable if it filed a separate consolidated income tax return. The tax sharing agreement was subject to a potential amendment as detailed in a Bankruptcy Court order dated October 22, 1991 approving a Settlement Agreement between the Association, the OTS and Fairfield. The agreement was executed at the time Fairfields Plan of Reorganization was confirmed by the Bankruptcy Court. The Settlement Agreement contained an amendment to the tax sharing agreement (the "Agreement") that was effective for all amounts due and payable under the Agreement that were unpaid at the time Fairfields' Plan of Reorganization was confirmed or thereafter and that first became due and payable on or after October 3, 1990.

In addition, prior to the confirmation date of Fairfield's Plan of Reorganization ("Confirmation Date") (as defined by the Agreement entered into in connection with the settlement agreement) the Association retained 25% and after the Confirmation Date 50% of any amounts otherwise payable to Fairfield under the tax sharing agreement and has applied such amounts against the defaulted contract account (see Note 13). The 50% of amounts otherwise payable to Fairfield shall continue to be applied to the defaulted contract account until each of the following requirements has been met: (i) the balance of the defaulted contract account is zero or a negative amount;
(ii) the Association's tangible capital equals or exceeds the aggregate principal amount of the Association's contract receivable portfolio, (iii) Fairfield is not in bankruptcy or in material payment default under any loan agreement to which it is a party; (iv) the Association is in compliance with its minimum regulatory capital requirements; and (v) the members of the affiliated group of which Fairfield is the common parent have had net income on a consolidated basis for any three of the preceding four most recent quarters. Thereafter, so long as the Association has been made " whole," Fairfield will receive all tax sharing payments to which it is otherwise entitled and will retain all cash and contract proceeds received from the remarketing effort. At December 31, 1993, the Association has recorded approximately $1.8 million as a reduction of real estate owned, because it is subject to application against the defaulted contract account as described above.

The Association paid approximately $571,000 and $2,750,000, (including $545,000 and $2,700,000, paid to Fairfield) of income taxes during the years ended December 31, 1993 and 1992, respectively, and $25,800 during the year ended December 31, 1991. Income taxes applicable to gains on sale of mortgage-backed securities totaled $28,560 in 1991.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)





12. Commitments and Contingencies

The Association leases its main office space and four branch facilities under noncancelable operating leases with terms in excess of one year. The following is a schedule of minimum rental payments (dollars in thousands):


         Period Ending December 31:
         1994                                          $           334
         1995                                                      333
         1996                                                      187
         1997                                                      133
         1998                                                       80
         Thereafter                                                224

                                                       $         1,291

Rental expense aggregated approximately $318,000 for the year ended December 31, 1993 and $228,000 and $189,000 for the six months ended December 31, 1992 and June 30, 1992, respectively, and $469,000 for the year ended December 31, 1991. Certain of the lease agreements contain options to renew at various dates for periods up to five years.

On December 10, 1993, Charlotte T. Curry, who purchased a lot from Fairfield under an installment sale contract subsequently sold to the Association, filed suit against the Association, currently pending in Superior Court in Mecklenburg County, North Carolina, alleging breach of contract, breach of fiduciary duty and unfair trade practices. The litigation, which seeks class action certification, contests the method by which Fairfield calculated refunds for lot purchasers whose installment sale contracts were canceled due to failure to complete payment of the deferred purchase price for the lot. Most installment lot sale contracts require Fairfield to refund to a defaulting purchaser the amount paid in principal, after deducting the greater of (a) 15% of the purchase price of the lot or (b) Fairfields' actual damages. The plaintiff disputes Fairfield's method of calculating actual damages, which has historically included certain sales, marketing and other expenses. In the case of Ms. Curry's lot, the amount of refund claimed as having been improperly retained is approximately $3,600. Fairfield estimates that the potential number of people who might be included in the class definition in the CURRY litigation against the Association (including certain people subject to statute of limitation and other defenses and contracts where Fairfield, instead of First Federal, were economically the party of interest) is less than 165 lot purchasers, with refund claims amounting in the aggregate to several hundred thousand dollars. The CURRY lawsuit seeks damages, punitive damages, treble damages under North Carolina law for unfair trade practices, prejudgment interest and attorney's fees and costs.

The Association intends to defend the CURRY litigation vigorously. No provision for liability has been made in the accompanying consolidated financial statements.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



12. Commitments and Contingencies (continued)

The Association is also involved in various other pending litigation relating to matters that are in the ordinary course of the Association's business activities. The results of these litigation proceedings cannot be predicted with certainty; however in the opinion of the Association's management, the Association does not have a potential liability in connection with these other proceedings which would have an adverse material effect on the financial condition of the Association.

13. Transactions with Related Parties


The Association has had, and expects to have in the future, transactions in the ordinary course of business with its officers and directors. Such transactions have been on similar terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others, and have involved no more than normal risk or other potential unfavorable aspects. Loans made to officers and directors (including companies in which they are principal owners) amounted to approximately $1,813,000 and $1,514,000 at December 31, 1993 and 1992,
respectively. During the year ended December 31, 1993, $281,000 new loans were originated, $271,000 were refinanced and repayments aggregated $253,000. At December 31, 1993, the Association held $745,000 of property in real estate owned which was acquired from a partnership for which a subsidiary of Fairfield was the general partner. The loan pursuant to which the Association took possession of the property was made prior to the acquisition of the Association by Fairfield. Subsequent to December 31, 1993, the Association sold this property for approximately book value.

Fairfield services the lot and timeshare contracts sold to the Association in prior years for a fee of .5% per annum (approximately $328,000 for the year ended December 31, 1993 and $205,000 and $236,000 for the six months ended December 31, 1992 and June 30, 1992, respectively, and $564,000 for the year ended 1991), on the outstanding principal balance of such contracts.

In May 1991, Fairfield notified the Association that it could no longer honor its repurchase commitment and subsequent repurchases of contract receivables over 90 days delinquent or which have been canceled. The Association classifies all contract receivables over 90 days delinquent or which have canceled and which have not been repurchased by Fairfield ("defaulted contracts") as real estate owned, since the defaulted contracts meet the in-substance foreclosure criteria. At December 31, 1993 and 1992, the Association held $3,714,000 and $4,765,000, respectively, of defaulted contracts in real estate owned.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)




13. Transactions with Related Parties (continued)

In connection with the confirmation of the Plans, the Association entered into a Servicing Agreement with Fairfield, under which Fairfield would continue to service the Association's contracts receivable portfolio on essentially the same terms and conditions, including the .5% servicing fee, as set forth in the interim Servicing Agreement. Additionally, Fairfield and the Association entered into a Remarketing Agreement whereby Fairfield agreed to use its best efforts to remarket timeshare and lots underlying canceled Association contracts receivable and replace those contracts with new contracts generated by the remarketing efforts. Fairfield is entitled, pursuant to the Remarketing Agreement, to retain cash downpayments up to 40% of cash sales and all down payments, except for the amount of any down payment that exceeds 50% of the gross sales price of the remarketed inventory. In addition, under the amended Tax Sharing Agreement, the Association retained 25% and after confirmation, 50% of any amounts otherwise payable to Fairfield under the Tax Sharing Agreement and applied such amounts against the balance of unremarketed canceled contracts receivable plus accrued interest thereon, less any proceeds or tax sharing amounts retained by the Association (Defaulted Contract Account) (see Note
11). Prior to the confirmation of the Plans, the Association and Fairfield operated under interim remarketing and service agreements authorized by the Bankruptcy Court with terms similar to those described above.


For the year ended December 31, 1993, Fairfield remarketed approximately $1.2 million of canceled contracts receivable at amounts which approximated book value. During the year ended December 31, 1993, the Association paid $545,000 to Fairfield in accordance with the terms of the Tax Sharing Agreement.

The Association maintained a general valuation allowance for contract receivables purchased from Fairfield of $1,150,000 at December 31, 1993.

14. Supplemental Cash Flows Information

The Association paid $13,171,000 for the year ended December 31, 1993 and $7,103,000 and $11,840,000 for the six months ended December 31, 1992 and June 30, 1992, respectively, and $31,431,000 for the year ended 1991 in interest on deposits and other borrowings.

15. Preferred Stock

The Association is authorized to issue 7,500,000 shares of $.01 par value preferred stock. No preferred shares have been issued.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)




16. Regulatory Matters

On September 29, 1992, the Office of Thrift Supervision (OTS) together with other federal banking regulatory agencies, adopted rules to implement the "prompt corrective action" provisions of the Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991 ("the Act"). Significant requirements of the Act include minimum capital and asset ratios and a "risk-based" capital to "risk-weighted" asset ratio. Under the new rules, which were effective December 19, 1992, a thrift institution is "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, a leverage ratio of 5% or greater and is not subject to any order to meet and maintain a specific capital level. At December 31, 1993, the Association had a total risk-based capital ratio of 14.00%, and a Tier 1 risk-based ratio and a leverage ratio of 8.35%.

The OTS may require an adequately capitalized savings association to comply with certain mandatory or discretionary supervisory actions as if the savings association were in the next lower capital category if the OTS determines, after notice and opportunity for hearing, that in its most recent examination, the savings association received, and has not corrected, a less-than-satisfactory rating for any of the equivalent MACRO rating categories for asset quality, management, earnings, or liquidity.


Beginning in 1990, thrifts were required to deduct from assets and, thus, from capital a percentage of the aggregate amount of investments in and extensions of credit to subsidiaries that engage in activities not permissible for national banks, subject to certain exceptions. These percentage deductions increase on an accelerating basis over a period ending June 30, 1994, after which time all such investments and extensions of credit will be deducted from capital. At December 31, 1993, the Association had approximately $3,872,000 or 1% of assets invested in and loaned to subsidiaries which may be deemed to be engaged in activities not permissible for national banks or otherwise not permitted under FIRREA. Management believes that the Association will be able to reduce or dispose of these investments within the periods provided in FIRREA without adversely affecting its operations.


At December 31, 1993, the Association's total qualified thrift investments as a percentage of total tangible assets was 69.5%, which exceeded the minimum of 65% required by the Act.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



16. Regulatory Matters (continued)

On August 26, 1992, the Association and the OTS entered into a revised Supervisory Agreement, pursuant to which the Association agreed, except for certain enumerated transactions, that neither the Association nor any of its subsidiaries would enter into any transaction with Fairfield or any of its subsidiaries without the prior written approval of the Regional Director of the OTS.

The Association is prohibited from making dividend payments to Fairfield without prior approval from the OTS.


17. Financial Instruments with Off-Balance Sheet Risk

The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and loans sold to third parties subject to repurchase agreements. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Association has in particular classes of financial instruments.


The Association's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.


Unless noted otherwise, the Association does not require collateral or other security to support financial instruments with credit risk.

Financial instruments whose contract amounts represent credit risk are as follows (dollars in thousands):


                                                        Contract            Estimated              Contract
                                                         Amount             Fair Value              Amount
                                                      December 31          December 31           December 31
                                                          1993                 1993                  1992
    Commitments to extend credit                   $           9,050    $           9,054     $          10,279
    Standby letters of credit                                      _                    _                   210
    Loans sold subject to repurchase
       agreements                                             17,279               14,353                21,610

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



17. Financial Instruments with Off-Balance Sheet Risk (continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Association upon extension of credit is based on management' s credit evaluation of the counterparty. Collateral held varies but generally includes commercial or residential real estate.

Standby letters of credit are conditional commitments issued by the Association to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is generally the same as that involved in extending loan facilities to customers.


Repurchase agreements generally require the Association to repurchase loans that do not meet the standards of the loan purchase agreements or that become delinquent within a stated period of time after being sold to the permanent investor. The Association has purchased special risk insurance against the recourse obligation on $12.6 million of loan sales as of December 31, 1993.

18. Concentrations of Credit Risk

The Association's business activity is primarily with customers located in the state of North Carolina. At December 31, 1993, the Association had approximately $7.8 million of real estate construction loans and loan commitments. All real estate construction loans are reviewed by senior management and approved by the Association's Loan Committee. The Association requires collateral on all real estate construction loans and generally maintains loan to value ratios of no greater than 80%. At December 31, 1993, the Association has approximately $52.6 million of outstanding lot and timeshare contract receivables, which were purchased from Fairfield. The lot and timeshare contract receivables are regionally diversified. A minimum downpayment of 10% was generally required for these lot and timeshare contract receivables. See Note 13 for additional information concerning the credit risk associated with the lot and timeshare contract receivables purchased from Fairfield.

                         First Federal Savings and Loan
                   Association of Charlotte and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



19. Sale of Loans

During 1993, 1992 and 1991, the Association sold $48.4, $47 and $18.6 million, respectively, of first mortgage loans to the Federal Home Loan Mortgage Corporation for $48.7, $47.4 and $19.3 million, respectively. The Association realized a gain on the loan sales of $276,000 in 1993 and $340,000 and $56,000 for the six months ended December 31, 1992 and June 30, 1992, respectively, and $718,000 for the year ended 1991.

20. Subsequent Event

Subsequent to December 31, 1993, it is anticipated that Fairfield will enter into a definitive agreement to sell its stock in the Association. The purchase price of approximately $40 million is to be paid partially in cash and partially through the conveyance of certain real estate owned, classified loans and other assets. The sale is subject to numerous conditions, including completion of due diligence to the satisfaction of the acquirer and obtaining approvals from Fairfield's lenders and various state and federal regulatory authorities.
                                                                          29

                                   Financial Statements
                                          (a)(2)

                                    First Federal Savings and Loan
                               Association of Charlotte and Subsidiaries
                                  Consolidated Statements of Operations
                             For the Six Months Ended June 30, 1994 and 1993
                                                  Unaudited



                                                                                                1994                 1993
                                                                                                       (Dollars in Thousands)
                    Interest Income:
                    Loans                                                                     $  8,091              10,141
                    Investment securities                                                        1,952               2,160
                    Other                                                                          179                 186
                        Total Interest Income                                                   10,222              12,487

                 Interest Expense:
                    Deposit Accounts                                                             5,175               5,916
                    Borrowings                                                                     421                 791
                        Total Interest Expense                                                   5,596               6,707

                    Net Interest Income                                                          4,626               5,780
                 Provision for Loan Losses                                                        101                  174
                    Net Interest Income After Provision for
                        Loan Losses                                                              4,525               5,606

                 Other Income:
                    Loan servicing and other loan fees                                             137                  90
                    Deposit and other service charge income                                        214                 284
                    Gain on sales of investments                                                     6                   -
                    Gain on sales of loans, net                                                     73                 153
                    Other                                                                          514                 621
                        Total Other Income                                                         944               1,148

                 Other Expense:
                    Personnel                                                                    1,778               1,644
                    Net occupancy                                                                  667                 681
                    Telephone, postage and supplies                                                185                 220
                    Federal and other insurance premiums                                           473                 564
                    Professional and other services                                                156                 141
                    Other                                                                        1,447               1,190
                        Total Other Expense                                                      4,706               4,440

                        Income Before Income Taxes                                                 763               2,314
                 Income Taxes                                                                      259                 840
                        Net Income                                                             $   504               1,474


                                    First Federal Savings and Loan
                               Association of Charlotte and Subsidiaries
                                  Consolidated Statements of Operations
                                  For the Six Months Ended June 30, 1994
                                                Unaudited




                                                                                                                     Loss
                                                                                                                     After
                                                                                                 Excluded          Exclusion
                                                                               1994              Income              1994
                                                                                          (Dollars in Thousands)
                Interest Income:
                    Loans                                                 $   8,091             (2,800)                5,291
                    Investment securities                                     1,952                 -                  1,952
                    Other                                                       179                 -                    179
                       Total Interest Income                                 10,222             (2,800)                7,422

                 Interest Expense:
                    Deposit Accounts                                          5,175                 -                  5,175
                    Borrowings                                                  421                 -                    421
                       Total Interest Expense                                 5,596                 -                  5,596

                    Net Interest Income                                       4,626             (2,800)                1,826
                 Provision for Loan Losses                                      101                 -                    101
                    Net Interest Income After Provision for
                       Loan Losses                                            4,525             (2,800)                1,725

                 Other Income:
                    Loan servicing and other loan fees                          137                 -                    137
                    Deposit and other service charge income                     214                 -                    214
                    Gain on sales of investments                                  6                 -                      6
                    Gain on sales of loans, net                                  73                 -                     73
                    Other                                                       514                 -                    514
                       Total Other Income                                       944                 -                    944

                 Other Expense:
                    Personnel                                                 1,778                 -                  1,778
                    Net occupancy                                               667                 -                    667
                    Telephone, postage and supplies                             185                 -                    185
                    Federal and other insurance premiums                        473                 -                    473
                    Professional and other services                             156                 -                    156
                    Other                                                     1,447                 -                  1,447
                       Total Other Expense                                    4,706                 -                  4,706



                          Income (Loss) Before Income Taxes                     763             (2,800)              (2,037)
                 Income Taxes (Benefit)                                         259               (952)                (693)

                          Net Income (Loss)                                 $   504             (1,848)              (1,344)


                            First Federal Savings and Loan
                       Association of Charlotte and Subsidiaries
                         Consolidated Statements of Cash Flows
                     For the Six Months Ended June 30, 1994 and 1993
                                       Unaudited

                                                                                                           1994       1993
                                                                                                       (Dollars in Thousands)
                 Cash flows from operating activities:
                   Net income                                                                           $   504          1,474
                   Adjustments to reconcile net income to net
                      cash provided by operating activities:
                         Provision for loan losses                                                          101            174
                         Depreciation                                                                       208            140
                         Amortization of premiums on securities available for sale                           35           (150)
                         Gain on sales of investments                                                        (6)            -
                         Gain on sales of loans, net                                                        (73)          (153)
                         Amortization of revaulation of fixed assets                                          10             -
                         Amortization of revaluation of Federal Home Loan Bank advances                     (49)          (142)
                         Change in loans held for sale, net                                              18,801             -
                         Decrease in other assets                                                         4,293          1,261
                         Increase (decrease) in other liabilities                                          (126)         3,110
                           Net cash provided by operating activities                                     23,698          5,714

                 Cash flows from investing activities:
                   Proceeds from maturities, sale, and issuer calls of
                      investment securities held to maturity                                             20,823         17,893
                   Purchases of investment securities held to maturity                                  (19,423)       (34,949)
                   Decrease in loans, net                                                                 1,719         18,647
                   Capital expenditures for premises and equipment                                          (82)           (54)
                       Net cash provided by investing activities                                          3,037          1,537

                 Cash flows from financing activities:
                   Decrease in deposits                                                                 (22,851)       (11,653)
                   Proceeds from Federal Home Loan Bank advances                                            -            8,500
                   Repayment of Federal Home Loan Bank advances                                          (8,000)       (12,500)
                         Net cash used in financing activities                                          (30,851)       (15,653)

                 Net decrease in cash and cash equivalents                                               (4,116)        (8,402)
                 Cash and cash equivalents at beginning of period                                        14,205         36,086

                 Cash and cash equivalents at end of period                                          $   10,089         27,684

                 Supplemental disclosures of cash flow information:
                   Cash paid during the period for:
                      Interest                                                                       $    5,839          4,856

                 Supplemental schedule of noncash investing activities:
                      Loans receivable transferred to real estate owned                              $      305            183


                           First Federal Savings and Loan
                      Association of Charlotte and Subsidiaries
                             Consolidated Balance Sheets
                    (Dollars in Thousands, except par value amounts)
                                    Unaudited


                                                                                                     June 30,     December 31,
                                                                                                       1994           1993



                 ASSETS



                 Cash and due from banks                                                         $   2,942           3,673
                 Interest-bearing balances in other banks                                            6,947          10,332
                 Federal funds sold                                                                    200             200
                 Investment securities held to maturity                                             75,279          76,708
                 Loans, net                                                                        186,759         188,811
                 Loans held for sale                                                                   963          19,764
                 Premises and equipment, net                                                         3,400           3,536
                 Other assets                                                                       24,143          28,131
                   Total assets                                                                 $  300,633         331,155


                 LIABILITIES AND STOCKHOLDER'S EQUITY



                 Deposit accounts                                                                  253,821         276,672
                 Advances from the Federal Home Loan Bank                                           12,858          20,907
                 Other liabilities                                                                   4,916           5,042
                   Total liabilities                                                               271,595         302,621

                 Stockholder's equity:
                   Common stock, $.01 par value; authorized -
                     12,500,000 shares; issued and outstanding -
                     200,000                                                                             2               2
                   Additional paid-in capital                                                       23,962          23,962
                   Retained earnings                                                                 5,074           4,570
                 Total stockholder's equity                                                         29,038          28,534
                   Total liabilities and stockholder's equity                                   $  300,633         331,155


                                 First Federal Savings and Loan
                          Association of Charlotte and Subsidiaries
                                  Consolidated Balance Sheets
                       (Dollars in Thousands, except par value amounts)
                                            Unaudited

                                                                                                                  Assets &
                                                                                                                 Liabilities
                                                               Reorganized Company                                 Acquired
                                                                  December 31,              Excluded             December 31,
                                                                      1993                   Assets                  1993
         ASSETS
             Cash and amounts due from
               depository institutions                              $    3,673                $  74,132              $  77,805
             Interest bearing deposits                                  10,332                      -                   10,332
             Federal funds sold                                            200                      -                      200
             Cash and cash equivalents                                  14,205                   74,132                 88,337
             Investment securities (market
                 value 1993--$51,246)                                   51,284                      -                   51,284
             Mortgage-backed securities
                 (market value 1993--$25,342)                           25,424                      -                   25,424
             Loans, net                                                208,575                  (60,268)               148,307
             Real estate owned, net                                     15,322                  (12,569)                 2,753
             Property and equipment                                      3,536                      -                    3,536
             Accrued interest receivable                                 1,963                     (429)                 1,534
             Other assets                                               10,846                     (866)                 9,980
         Total Assets                                                $ 331,155                      -                $ 331,155


         LIABILITIES AND STOCKHOLDER'S EQUITY
             Savings deposits                                        $ 276,672                      -                $ 276,672
             Advances from the Federal Home Loan Bank                   20,907                      -                   20,907
             Advances by borrowers for taxes
                 and insurance                                             298                      -                      298
             Accounts payable and accrued expenses                       1,848                      -                    1,848
             Income taxes payable                                        2,896                      -                    2,896
                 Total liabilities                                     302,621                      -                  302,621

             Stockholder's Equity:
                 Common stock, $.01 par value;
                   authorized--12,500,000 shares;
                   issued and outstanding--200,000
                   shares                                                    2                      -                        2
                 Additional paid-in capital                             23,962                      -                   23,962
                 Retained earnings                                       4,570                      -                    4,570
             Total stockholder's equity                                 28,534                      -                   28,534

         Total Liabilities and Stockholder's Equity                  $ 331,155                      -                $ 331,155



                            First Federal Savings and Loan
                      Association of Charlotte and Subsidiaries
                              Consolidated Balance Sheets
                    (Dollars in Thousands, except par value amounts)
                                       Unaudited

                                                                                                                   Assets &
                                                                                                                 Liabilities
                                                               Reorganized Company                                 Acquired
                                                                  December 31,              Excluded             December 31,
                                                                      1992                   Assets                  1992


         ASSETS
             Cash and amounts due from
               depository institutions                              $    3,882                $  97,433              $ 101,315
             Interest-bearing deposits                                  32,004                      -                   32,004
             Federal funds sold                                            200                      -                      200
             Cash and cash equivalents                                  36,086                   97,433                133,519
             Investment securities (market
                 value 1992--$19,504)                                   19,446                      -                   19,446
             Mortgage-backed securities
                 (market value 1992--$31,961)                           32,310                      -                   32,310
             Loans, net                                                239,528                  (85,113)               154,415
             Real estate owned, net                                     20,846                  (10,377)                10,469
             Property and equipment, net                                 3,433                      -                    3,433
             Accrued interest receivable                                 2,386                     (662)                 1,724
             Other assets                                                9,852                   (1,281)                 8,571
         Total Assets                                                $ 363,887                      -                $ 363,887


         LIABILITIES AND STOCKHOLDER'S EQUITY
             Savings deposits                                        $ 298,640                      -                $ 298,640
             Advances from the Federal Home Loan Bank                   35,127                      -                   35,127
             Advances by borrowers for taxes
                 and insurance                                             327                      -                      327
             Accounts payable and accrued expenses                       1,795                      -                    1,795
             Income taxes payable                                        2,346                      -                    2,346
                 Total liabilities                                     338,235                      -                  338,235

             Stockholder's equity:
                 Common stock, $.01 par value;
                   authorized--12,500,000 shares;
                   issued and outstanding--200,000
                   shares                                                    2                      -                        2
                 Additional paid-in capital                             23,962                      -                   23,962
                 Retained earnings                                       1,688                      -                    1,688
             Total stockholder's equity                                 25,652                      -                   25,652

         Total Liabilities and Stockholder's Equity                  $ 363,887                      -                $ 363,887



                            First Federal Savings and Loan
                       Association of Charlotte and Subsidiaries
                              Consolidated Balance Sheets
                    (Dollars in Thousands, except par value amounts)
                                       Unaudited

                                                                                                               Assets &
                                                                                                              Liabilities
                                                                                                               Acquired
                                                                     June 30,             Excluded             June 30,
                                                                       1994                Assets                1994

                 ASSETS



                 Cash and due from banks                               $2,942              60,561               63,503
                 Interest-bearing balances in other banks               6,947                 -                  6,947
                 Federal funds sold                                       200                 -                    200
                 Investment securities held to maturity                75,279                 -                 75,279
                 Loans, net                                           186,759             (50,621)             136,138
                 Loans held for sale                                      963                 -                    963
                 Premises and equipment, net                            3,400                 -                  3,400
                 Other assets                                          24,143              (9,940)              14,203
                     Total assets                                  $  300,633                 -                300,633


                 LIABILITIES AND STOCKHOLDER'S EQUITY



                 Deposit accounts                                     253,821                 -                253,821
                 Advances from the Federal Home Loan Bank              12,858                 -                 12,858
                 Other liabilities                                      4,916                 -                  4,916
                     Total liabilities                                271,595                 -                271,595

                 Stockholder's equity:
                     Common stock, $.01 par value; authorized -
                       12,500,000 shares; issued and outstanding -
                       200,000                                              2                 -                      2
                     Additional paid-in capital                        23,962                 -                 23,962
                     Retained earnings                                  5,074                 -                  5,074
                 Total stockholder's equity                            29,038                 -                 29,038
                     Total liabilities and stockholder's
                         equity                                    $  300,633                 -                300,633



                                     First Federal Savings and Loan
                               Association of Charlotte and Subsidiaries
                                 Consolidated Statements of Operations
                                 For the Six Months Ended June 30, 1993
                                                Unaudited



                                                                                                                     Loss
                                                                                                                     After
                                                                                              Excluded             Exclusion
                                                                             1993              Income                1993

                                                                                        (Dollars in Thousands)
                    Interest Income:
                    Loans                                                 $ 10,141              (3,980)               6,161
                    Investment securities                                    2,160                 -                  2,160
                    Other                                                      186                 -                    186
                       Total Interest Income                                12,487              (3,980)               8,507

                 Interest Expense:
                    Deposit Accounts                                         5,916                 -                  5,916
                    Borrowings                                                 791                 -                    791
                       Total Interest Expense                                6,707                 -                  6,707

                    Net Interest Income                                      5,780              (3,980)               1,800
                 Provision for Loan Losses                                     174                 -                    174
                    Net Interest Income After Provision for
                       Loan Losses                                           5,606              (3,980)               1,626

                 Other Income:
                    Loan servicing and other loan fees                          90                 -                     90
                    Deposit and other service charge income                    284                 -                    284
                    Gain on sales of loans, net                                153                 -                    153
                    Other                                                      621                 -                    621
                       Total Other Income                                    1,148                 -                  1,148

                 Other Expense:
                    Personnel                                                1,644                 -                  1,644
                    Net occupancy                                              681                 -                    681
                    Telephone, postage and supplies                            220                 -                    220
                    Federal and other insurance premiums                       564                 -                    564
                    Professional and other services                            141                 -                    141
                    Other                                                    1,190                 -                  1,190
                       Total Other Expense                                   4,440                 -                  4,440

                         Income (Loss) Before Income Taxes                   2,314             (3,980)               (1,666)
                 Income taxes (benefit)                                        840             (1,448)                 (608)

                          Net Income (Loss)                               $  1,474             (2,532)               (1,058)


                            First Federal Savings and Loan
                      Association of Charlotte and Subsidiaries
                        Consolidated Statements of Operations
                        For the Year Ended December 31, 1993
                                     Unaudited



                                                                                                                      Loss
                                                                    Reorganized                                       After
                                                                      Company                  Excluded             Exclusion
                                                                        1993                    Income                1993
                                                                                     (Dollars in Thousands)
         Interest Income
             Loans, including fees                                   $  18,999                   (7,348)            11,651
             Investments and mortgage-backed
                 securities                                              3,482                      -                3,482
             Other                                                         345                      -                  345
         Total Interest Income                                          22,826                   (7,348)            15,478

         Interest Expense
             Savings deposits                                           11,609                      -               11,609
             Borrowings                                                  1,496                      -                1,496
         Total Interest Expense                                         13,105                      -               13,105
         Net interest income                                             9,721                   (7,348)             2,373
             Provision for loan losses                                     125                      -                  125
         Net Interest Income After Provision
             for Loan Losses                                             9,596                   (7,348)             2,248

         Other Income
             Service charges on deposit accounts                           694                      -                  694
             Gain on sale of loans                                         518                      -                  518
             Other                                                       2,135                      -                2,135
                                                                         3,347                      -                3,347

         Other Expense
             Compensation and benefits                                   3,344                      -                3,344
             Occupancy                                                   1,420                      -                1,420
             Other                                                       4,079                      -                4,079
                                                                         8,843                      -                8,843
             Income (loss) before taxes                                  4,100                   (7,348)            (3,248)
         Income taxes (benefit)                                          1,218                   (2,182)              (964)

             Net Income (Loss)                                        $  2,882                   (5,166)            (2,284)


                            First Federal Savings and Loan
                      Association of Charlotte and Subsidiaries
                        Consolidated Statements of Operations
                      For the Six Months Ended December 31, 1992
                                     Unaudited


                                                                                                                     Loss
                                                                  Reorganized                                        After
                                                                    Company                 Excluded               Exclusion
                                                                      1992                   Income                  1992
                                                                                     (Dollars in Thousands)


         Interest Income
             Loans, including fees                                   $  11,628                   (4,718)                 6,910
             Investments and mortgage-backed
                 securities                                              2,178                      -                    2,178
             Other                                                         168                      -                      168
         Total Interest Income                                          13,974                   (4,718)                 9,256

         Interest Expense
             Savings deposits                                            6,275                      -                    6,275
             Borrowings                                                    778                      -                      778
         Total Interest Expense                                          7,053                      -                    7,053
         Net interest income                                             6,921                   (4,718)                 2,203
             Provision for loan losses                                     378                      -                      378
         Net Interest Income After Provision
             for Loan Losses                                             6,543                   (4,718)                 1,825

         Other Income
             Service charges on deposit accounts                           333                      -                      333
             Gain on sale of loans                                         340                      -                      340
             Other                                                         404                      -                      404
                                                                         1,077                      -                    1,077

         Other Expense
             Compensation and benefits                                   1,548                      -                    1,548
             Occupancy                                                     896                      -                      896
             Other                                                       2,183                      -                    2,183
                                                                         4,627                      -                    4,627
             Income (loss) before taxes                                  2,993                   (4,718)                (1,725)
         Income taxes (benefit)                                          1,305                   (2,057)                  (752)
             Net Income (Loss)                                        $  1,688                   (2,661)                  (973)


                                Financial Statements
                                        (b)

                                       Security Capital Bancorp
                      Pro Forma Combined Condensed Statements of Income (note a)
                             For the Nine Months Ended September 30, 1994
                                             (Unaudited)

                                                                                       Purchase
                                                                                      Accounting      Security Capital
                                           Security Capital          First            and Other        Bancorp Fully
                                               Bancorp              Federal           Adjustments         Combined

                                                            (Dollars in Thousands, Except Share Data)

                 Interest Income (note b)      $  46,489            $  14,691        $  (3,230)    $  57,950

                 Interest Expense (note c)        19,525                8,099             (200)       27,424

                 Net Interest Income              26,964                6,592           (3,030)       30,526

                 Provision for Loan Losses           269                  710                -           979
                 Net Interest Income after
                   Provision for Loan Losses      26,695                5,882           (3,030)       29,547

                 Other Income                      6,155                  980                -         7,135

                 Other Expense (note d)           20,123                5,962            1,048        27,133
                 Income Before Income
                  Taxes                           12,727                  900           (4,078)        9,549

                 Income Taxes (note e)             9,842                   45           (1,358)        8,529

                 Net Income                   $    2,885            $     855        $  (2,720)    $   1,020

                 Average Shares
                  Outstanding                 11,726,524                                           11,726,524

                 Net Income Per Share            $  0.25                                              $  0.09



                 See accompanying notes to pro forma financial information.

                                  Security Capital Bancorp
                 Notes to Pro Forma Combined Condensed Statements Of Income
                         For the Nine Months Ended September 30, 1994
                                        (Unaudited)


                 a. The unaudited pro forma financial information presented herein gives effect to the acquisition of First Federal Savings and Loan Association of Charlotte ("First Federal"), by Security Capital Bancorp ("SCBC"), as if the transaction had occurred at the beginning of the periods presented. The acquisition is being accounted for using the purchase method of accounting, which requires that all assets and liabilities be adjusted to their fair market values as of the date of the acquisition.

                         The pro forma financial information is presented for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the transaction been consummated at the beginning of the periods presented. For example, management is of the opinion that SCBC will gain certain efficiencies as a result of the acquisition; however, the benefits from such efficiencies are not reflected herein.

                 b. The adjustment to interest income includes the estimated loss of interest income on the cash purchase price of approximately $41 million, computed at an estimated average federal funds sold rate (3.88%) for the period then ended. Also included, is the loss of interest income on the First Federal assets, which amounted to approximately $3,907,000, which were excluded from
                         the purchase ("excluded assets").    The
                         amortization of the fair value adjustment to loans ($1,491,000) amortized over ten years using the sum-of-the-years digits method ($203,000) increased interest income. An additional increase to interest income resulted from the cash received by SCBC from Fairfield Communities, Inc., the former parent of First Federal, for the sale of the excluded assets ($57,234,000) reinvested at an estimated average federal funds sold rate (3.88%).

                 c. The adjustment to interest expense is due to the amortization of the fair value adjustments to deposit accounts ($1,219,000) over five years using the sum-of-the-years digits method ($305,000) and Federal Home Loan Bank Advances ($419,000) using the straight line method over three years ($105,000).

                 d. The adjustment to other expense is due to the amortization of the excess of costs over the fair value of net assets acquired, or goodwill ($12,459,000), over an estimated life of twenty years ($467,000), the amortization of the core deposit intangible ($3,222,000) over an estimated life of ten years, using the sum-of-the-years digits method ($439,000), and the amortization of a fair value adjustment to mortgage servicing rights ($1,042,000) over ten years using the sum-of-the-years digits method ($142,000).

                 e. Tax benefit using SCBC's estimated federal effective tax rate excluding the effects of one-time charges (33.3%).

                                 Security Capital Bancorp
                Pro Forma Combined Condensed Statements of Income (note a)
                           For the Year Ended December 31, 1993
                                        (Unaudited)

                                                                                         Purchase
                                                                                        Accounting       Security Capital
                                           Security Capital          First               and Other        Bancorp Fully
                                               Bancorp              Federal             Adjustments         Combined

                                                            (Dollars in Thousands, Except Share Data)

                 Interest Income (note b)      $  64,223            $  22,826           $  (6,628)      $  80,421

                 Interest Expense (note c)        28,135               13,105                (266)         40,974

                 Net Interest Income              36,088                9,721              (6,362)         39,447

                 Provision for Loan Losses           653                  125                   -             778

                 Net Interest Income after
                   Provision for Loan Losses      35,435                9,596              (6,362)         38,669

                 Other Income                     10,519                3,347                   -          13,866

                 Other Expense (note d)           23,842                8,843               2,498          35,183

                 Income Before Income
                  Taxes                           22,112                4,100              (8,860)         17,352

                 Income Taxes (note e)             7,273                1,218              (2,915)          5,576

                 Net Income                   $   14,839            $   2,882           $  (5,945)      $  11,776

                 Average Shares
                  Outstanding                 11,771,739                                                11,771,739

                 Net Income Per Share            $  1.26                                                   $  1.00




                 See accompanying notes to pro forma financial information.

                                 Security Capital Bancorp
                 Notes to Pro Forma Combined Condensed Statements Of Income
                           For the Year Ended December 31, 1993
                                        (Unaudited)


                 a. The unaudited pro forma financial information presented herein gives effect to the acquisition of First Federal Savings and Loan Association of Charlotte ("First Federal"), by Security Capital Bancorp ("SCBC"), as if the transaction had occurred at the beginning of the periods presented. The acquisition is being accounted for using the purchase method of accounting, which requires that all assets and liabilities be adjusted to their fair market values as of the date of the acquisition.

                         The pro forma financial information is presented for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the transaction been consummated at the beginning of the periods presented. For example, management is of the opinion that SCBC will gain certain efficiencies as a result of the acquisition; however, the benefits from such efficiencies are not reflected herein.

                 b. The adjustment to interest income includes the estimated loss of interest income on the cash purchase price of approximately $41 million and non-recurring expenses related to the acquisition ($1,100,000) computed at an estimated average federal funds sold rate (2.96%) for the period then ended. Also included, is the loss of interest income on the First Federal assets, which amounted to approximately $ 7,348,000, which were excluded from the purchase ("excluded assets"). The amortization of the fair value adjustment to loans ($1,491,000) amortized over ten years using the sum-of-the-years digits method ($271,000) increased interest income. An additional increase to interest income resulted from the cash received by SCBC from Fairfield Communities, Inc., the former parent of First Federal, for the sale of the excluded assets ($57,234,000) reinvested at an estimated average federal funds sold rate (2.96%).

                 c. The adjustment to interest expense is due to the amortization of the fair value adjustments to deposit accounts ($1,219,000) over five years using the sum-of-the-years digits method ($406,000) and Federal Home Loan Bank Advances ($419,000) using the straight line method over three years ($140,000).

                 d. The adjustment to other expense is due to the amortization of the excess of costs over the fair value of net assets acquired, or goodwill ($12,459,000), over an estimated life of twenty years ($623,000), the amortization of the core deposit intangible ($3,222,000) over an estimated life of ten years, using the sum-of-the-years digits method ($586,000), and the amortization of a fair value adjustment to mortgage servicing rights ($1,042,000) over ten years using the sum-of-the-years digits method ($189,000).
                         Other expenses are also increased by $1,100,000 for non-recurring expenses related to the acquisition.

                 e. Tax benefit using SCBC's federal effective tax rate (32.9%).